                                                                   EXHIBIT 10.13

        AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT




        AMENDMENT dated as of July 21, 1995 among THE TIMBERLAND COMPANY (the "Company"), the BANKS listed on the signature pages hereof (the "Banks"), THE FIRST NATIONAL BANK OF BOSTON, as Issuing Bank (the "Issuing Bank"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").


        W I T N E S S E T H :


        WHEREAS, the Company, the Banks and the Agent have heretofore entered into an Amended and Restated Credit Agreement dated as of March 14, 1995 (as amended through the date hereof, the "Agreement"); and

        WHEREAS, the parties hereto desire to amend the Agreement to provide for letters of credit to be issued by the Issuing Bank, as issuing bank thereunder;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the Effective Date (as defined in Section 4 below) refer to the Agreement as amended hereby.

        SECTION 2. Amendment and Restatement of the Agreement. The Agreement is hereby amended and restated as of the Effective Date to read in its entirety is set forth in Exhibit A hereto.

        SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective on the date (the "Effective Date") upon which the Agent shall have received duly executed counterparts hereof signed by the Company, the Issuing Bank, the Agent and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                            THE TIMBERLAND COMPANY



                                            By /s/ Carden N. Welsh
                                              Title: Treasurer



                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK



                                            By /s/ R. Blake Witherington
                                              Title: Vice President



                                            ABN AMRO BANK N.V.



                                            By /s/ James E. Davis
                                              Title: Vice President



                                            By /s/ Brian M. Horgan
                                              Title: Assistant Vice President



                                            THE FIRST NATIONAL BANK OF
                                             BOSTON



                                            By /s/ Thomas F. Farley
                                              Title: Director

                                            CHEMICAL BANK



                                            By /s/ Barry K. Bergman
                                              Title: Vice President



                                            THE NORTHERN TRUST COMPANY



                                            By /s/ Curtis C. Tatham III
                                              Title:  Commercial Banking Officer



                                            THE BANK OF NOVA SCOTIA



                                            By /s/ Stephen Johnson
                                              Title: Authorized Signatory



                                            BANK HAPOALIM B.M.



                                            By /s/ Nancy Lushan
                                              Title:



                                            By /s/ Martin B. Goodstine
                                              Title: Vice President


                                            MORGAN GUARANTY TRUST COMPANY
                                             OF NEW YORK, as Agent



                                            By /s/ R. Blake Witherington
                                              Title: Vice President


                                            THE FIRST NATIONAL BANK OF
                                              BOSTON, as Issuing Bank



                                            By /s/ Thomas F. Farley
                                              Title: Director

                                                                      EXHIBIT A




                                  $125,000,000



                    AMENDED AND RESTATED CREDIT AGREEMENT


                                 dated as of


                                March 14, 1995


                                    among


                            The Timberland Company


                           The Banks Listed Herein


                                     and


                  Morgan Guaranty Trust Company of New York,
                                   as Agent

                              TABLE OF CONTENTS

                                                                        Page
                                  ARTICLE I

                                 DEFINITIONS

                SECTION 1.01.  Definitions                                1
                SECTION 1.02.  Accounting Terms and Determinations       21
                SECTION 1.03.  Types of Borrowings                       22


                                  ARTICLE II

                                 THE CREDITS

                SECTION 2.01.  Commitments to Lend                       22
                SECTION 2.02.  Notice of Committed Borrowings            23
                SECTION 2.03.  Money Market Borrowings                   23
                SECTION 2.04.  Notice to Banks; Funding of Loans         27
                SECTION 2.05.  Notes                                     28
                SECTION 2.06.  Maturity of Loans                         28
                SECTION 2.07.  Method of Electing Interest Rates         29
                SECTION 2.08.  Interest Rates                            30
                SECTION 2.09.  Letters of Credit                         34
                SECTION 2.10.  Facility Fees                             41
                SECTION 2.11.   Mandatory Termination of Commitments     42
                SECTION 2.12.  Optional Termination or Reduction of
                               Commitments                               42
                SECTION 2.13.  Mandatory Prepayments                     42
                SECTION 2.14.  Optional Prepayments                      43
                SECTION 2.15.  General Provisions as to Payments         44
                SECTION 2.16.  Funding Losses                            45
                SECTION 2.17.  Computation of Interest and Fees          45
                SECTION 2.18.  Judgment Currency                         45
                SECTION 2.19.  Foreign Subsidiary Costs                  46
                SECTION 2.20.  Cash Collateral Account                   46

                                 ARTICLE III

                                  CONDITIONS

                SECTION 3.01.  Effectiveness                            48
                SECTION 3.02.  Consequences of Effectiveness            49
                SECTION 3.03.  Borrowings and Letter of Credit
                               Issuances                                49
                SECTION 3.04.  First Borrowing by Each Eligible
                               Subsidiary                               50


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                SECTION 4.01.  Corporate Existence and Power            51
                SECTION 4.02.  Corporate and Governmental
                               Authorization; No Contravention          51
                SECTION 4.03.  Binding Effect                           51
                SECTION 4.04.  Financial Information                    52
                SECTION 4.05.  Litigation                               52
                SECTION 4.06.  Compliance with ERISA                    53
                SECTION 4.07.  Environmental Matters                    53
                SECTION 4.08.  Taxes                                    53
                SECTION 4.09.  Subsidiaries                             54
                SECTION 4.10.  Not an Investment Company                54
                SECTION 4.11.  Full Disclosure                          54

                                  ARTICLE V

                                  COVENANTS

                SECTION 5.01.  Information                              54
                SECTION 5.02.  Payment of Obligations                   58
                SECTION 5.03.  Maintenance of Property; Insurance       58
                SECTION 5.04.  Conduct of Business and Maintenance of
                               Existence                                58
                SECTION 5.05.  Compliance with Laws                     59
                SECTION 5.06.  Inspection of Property, Books and
                               Records                                  59
                SECTION 5.07.  Fixed Charge Coverage Ratio              59
                SECTION 5.08.  Debt                                     60
                SECTION 5.09.  Minimum Consolidated Tangible Net Worth  61
                SECTION 5.10.  Restricted Payments                      62
                SECTION 5.11.  Investments                              62
                SECTION 5.12.  Maintenance of Ownership of
                               Subsidiaries                             63
                SECTION 5.13.  Negative Pledge                          63
                SECTION 5.14.  Consolidations, Mergers and Sales of
                                Assets                                  64
                SECTION 5.15.  Restrictions on Prepayments of and
                               Amendments to Certain Debt               65
                SECTION 5.16.  Transactions with Affiliates             65
                SECTION 5.17.  Use of Proceeds and Letters of Credit    66
                SECTION 5.18.  Leverage Ratio                           66
                SECTION 5.19.  Restrictive Agreements                   67
                SECTION 5.20.  Current Ratio                            67


                                  ARTICLE VI

                                   DEFAULTS

                SECTION 6.01.  Events of Default                       68
                SECTION 6.02.  Notice of Default                       70
                SECTION 6.03.  Cash Collateral                         71


                                 ARTICLE VII

                                  THE AGENT

                SECTION 7.01.  Appointment and Authorization           71
                SECTION 7.02.  Agent and Affiliates                    71
                SECTION 7.03.  Action by Agent                         71
                SECTION 7.04.  Consultation with Experts               71
                SECTION 7.05.  Liability of Agent                      72
                SECTION 7.06.  Indemnification                         72
                SECTION 7.07.  Credit Decision                         72
                SECTION 7.08.  Successor Agent                         72
                SECTION 7.09.  Agent's Fee                             73


                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES

                SECTION 8.01.  Basis for Determining Interest Rate
                               Inadequate or Unfair                    73
                SECTION 8.02.  Illegality                              74
                SECTION 8.03.  Increased Cost and Reduced Return       75
                SECTION 8.04.  Taxes                                   76
                SECTION 8.05.  Base Rate Loans Substituted for
                               Affected Fixed Rate Loans               78


                                  ARTICLE IX

                        REPRESENTATIONS AND WARRANTIES
                           OF ELIGIBLE SUBSIDIARIES

                SECTION 9.01.  Corporate Existence and Power           79
                SECTION 9.02.  Corporate and Governmental
                                 Authorization; Contravention          79
                SECTION 9.03.  Binding Effect                          79
                SECTION 9.04.  Taxes                                   80


                                  ARTICLE X

                                   GUARANTY

                SECTION 10.01.  The Guaranty                          80
                SECTION 10.02.  Guaranty Unconditional                80
                SECTION 10.03.  Discharge Only Upon Payment In Full;
                                  Reinstatement in Certain
                                  Circumstances                       81
                SECTION 10.04.  Waiver by the Company                 81
                SECTION 10.05.  Subrogation                           82
                SECTION 10.06.  Stay of Acceleration                  82

                                  ARTICLE XI

                                MISCELLANEOUS

                SECTION 11.01.  Notices                               82
                SECTION 11.02.  No Waivers                            83
                SECTION 11.03.  Expenses; Documentary Taxes;
                                  Indemnification                     83
                SECTION 11.04.  Sharing of Set-Offs                   83
                SECTION 11.05.  Amendments and Waivers                84
                SECTION 11.06.  Successors and Assigns                85
                SECTION 11.07.  Collateral                            86
                SECTION 11.08.  Confidentiality                       86
                SECTION 11.09.  Governing Law; Submission to
                                Jurisdiction                          87
                SECTION 11.10.  Counterparts; Integration             87
                SECTION 11.11.  WAIVER OF JURY TRIAL                  87


Schedule I -    Existing Debt and Liens
Schedule II -   Subsidiaries
Schedule III -  Approved Foreign Distributors

Exhibit A -     Note
Exhibit B -     Notice of Committed Borrowing
Exhibit C -     Money Market Quote Invitation
Exhibit D -     Money Market Quote
Exhibit E -     Opinion of Counsel for the Company
Exhibit F -     Opinion of Special Counsel for the Agent
Exhibit G -     Form of Election to Participate
Exhibit H -     Form of Election to Terminate
Exhibit I -     Opinion of Counsel for the Borrower
Exhibit J -     Form of Assignment and Assumption Agreement

                     AMENDED AND RESTATED CREDIT AGREEMENT




        AGREEMENT dated as of March 14, 1995 among THE TIMBERLAND COMPANY, the BANKS listed on the signature pages hereof and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

        WHEREAS, the Company, each of the banks party thereto and Morgan Guaranty Trust Company of New York, as agent, are parties to a $125,000,000 Credit Agreement dated as of May 4, 1994, as amended by Amendment No. 1 thereto dated as of December 9, 1994 (the "Existing Credit Agreement");

        WHEREAS, the parties hereto desire to amend and restate the Existing Agreement to read in its entirety as set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Existing Credit Agreement to read in its entirety as follows:


                                   ARTICLE I

                                  DEFINITIONS


        SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

        "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

        "Adjusted CD Rate" has the meaning set forth in Section 2.08(b).

        "Adjusted Interbank Offered Rate" has the meaning set forth in Section 2.08(c).

        "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

        "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Company (a "Controlling Person") or
(ii) any Person (other than the Company or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

        "Amendment Effective Date" means the date this Agreement becomes effective in accordance with Section 3.01.

        "Applicable Certificate" means, for any day, the certificate that, as of the date two days prior to such day, was most recently required to be delivered pursuant to Section 5.01(e).

        "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

        "April 1994 Private Placement Debt" means Debt in respect of the Company's 7.16% Senior Unsecured Notes due April 2000 issued in April 1994, as the same may, subject to Section 5.15, be amended from time to time.

        "Assessment Rate" has the meaning set forth in Section 2.08(b).

        "Assignee" has the meaning set forth in Section 11.06(c).

        "Available Amount" means, (i) on any day during the period from and including the Second Amendment Effective Date through and including the next to last day of the third fiscal quarter of 1995, the aggregate amount of the Commitments on such day and (ii) on any other day, the lesser of (A) the aggregate amount of the Commitments on such day and (B) the Borrowing Base for such day.

        "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

        "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

        "Base Rate Loan" means (i) a Committed Loan which bears interest at a rate determined on the basis of the Base Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or the provisions of
Article VIII or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

        "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

        "Borrowing" has the meaning set forth in Section 1.03.

        "Borrowing Base" means, for any day, an amount equal to (i) 85% of the aggregate amount of Eligible Receivables set forth in the Applicable Certificate for such day plus (ii) if such day occurs during the period from April 1 of any calendar year through August 31 of such calendar year, 20% of the Footwear Inventory Component set forth in the Applicable Certificate for such day less (iii) the sum of (A) the amount by which the aggregate principal amount of Debt (other than Permitted Short-Term Debt) of the Company incurred on or after May 4, 1994 outstanding on such day exceeds $75,000,000 and (B) the aggregate principal amount of Permitted Short-Term Debt outstanding on such day.

        "Borrowing Base Period" means a period beginning on the second day after the Company is required to deliver a certificate pursuant to Section 5.01(e) in any month and ending on the day after the Company is so required to deliver such a certificate in the succeeding calendar month.

        "Calculation Period" means, with respect to any day, the period of four consecutive fiscal quarters of the Company ending on the last day of the most recently ended fiscal quarter of the Company as to which the Company shall have delivered a certificate pursuant to Section 5.01(c).

        "Cash Collateral Account" has the meaning set forth in Section 2.20.

        "CD Base Rate" has the meaning set forth in Section 2.08(b).

        "CD Loan" means (i) a Committed Loan which bears interest at a CD Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a CD Loan immediately before it became overdue.

        "CD Margin" has the meaning set forth in Section 2.08(b).

        "CD Rate" means a rate of interest determined pursuant to Section 2.08(b) on the basis of an Adjusted CD Rate.

        "CD Reference Banks" means ABN AMRO Bank N.V., The First National Bank of Boston and Morgan Guaranty Trust Company of New York.

        "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.12.

        "Committed Loan" means a loan made by a Bank pursuant to Section 2.01; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from each such subdivision, as the case may be.

        "Company" means The Timberland Company, a Delaware corporation, and its successors.

        "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994 as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

        "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.


        "Consolidated Current Assets" means at any date the current assets of the Company and its Subsidiaries determined on a consolidated basis as of such date.

        "Consolidated Current Liabilities" means at any date the current liabilities of the Company and its Subsidiaries determined on a consolidated basis as of such date together, without duplication, with Guarantees by the Company or any of its Subsidiaries of current liabilities of any other Person.

        "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

        "Consolidated EBITR" means, for any period, the sum of (i) consolidated net income of the Company and its Consolidated Subsidiaries for such period plus (ii) to the extent deducted in determining such consolidated net income, the sum of (A) Consolidated Interest Expense, (B) Consolidated Rental Expense
(C) consolidated taxes of the Company and its Consolidated Subsidiaries for such period and (D) up to $17,000,000 (calculated on a pre-tax basis) of certain extraordinary items that may be booked after the Amendment Effective Date.

        "Consolidated Interest Expense" means, for any period, the interest expense (less interest income) of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

        "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Company and its Consolidated Subsidiaries (without giving effect to (i) any write-ups or write-downs resulting from foreign currency translations after December 31, 1994 or (ii) up to $17,000,000 (calculated on a pre-tax basis) of certain extraordinary items that may be booked after the Amendment Effective Date) as of such date.

        "Consolidated Rental Expense" means, for any period, the rental expense of the Company and its Consolidated Subsidiaries (other than with respect to capital leases) determined on a consolidated basis for such period.

        "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

        "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Company and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such Consolidated Net Worth) of (i) all write-ups (other than write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1993 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

        "Continuing Money Market Loans" has the meaning set forth in Section 3.01(e).

        "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.13 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, whether drawn or undrawn, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.

        "December 1994 Private Placement Debt" means Debt in respect of the Company's 8.94% Senior Unsecured Notes due December 2001 issued in December 1994, as the same may, subject to Section 5.15, be amended from time to time.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

        "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Boston are authorized by law to close.

        "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

        "Domestic Loans"  means CD Loans or Base Rate Loans or both.

        "Domestic Reserve Percentage" has the meaning set forth in Section 2.08(b).

        "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

        "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

        "Eligible Receivables" means, at any date, the aggregate of the unpaid portions at such date of assets ("Receivables") which were or would have been included as accounts receivable on the consolidated balance sheet referred to in Section 4.04(a), net of any credits, rebates, offsets or other adjustments to such Receivables owed to any of the account debtors from which such Receivables are due and also net of any commissions payable to third parties which are adjustments to such Receivables, and excluding the following (determined without duplication):

        (a) any Receivable as to which there is any unresolved dispute with the account debtor (including any offset or counterclaim by the account debtor), but only to the extent of such dispute,

        (b) (i) any Receivable which, at the date of the original issuance of the invoice therefor, was payable more than 90 days (or, in the case of a Receivable that represents the purchase price of boots sold by the Company or any of its Subsidiaries, 270 days) from such date or (ii) any Receivable which remains unpaid more than 60 days after the due date for payment specified at the time of the original issuance of the invoice therefor, and

        (c) unless in any of the following cases the relevant account debtor has previously been approved by the Required Banks (through the Agent) as an eligible account debtor for purposes of this Agreement, all Receivables due from any account debtor (i) which is a distributor organized outside the United States of America or whose principal place of business is located outside the United States of America, unless (A) such Receivable is insured under policies of insurance issued by insurance companies with an A.M. Best policyholders ratings of not less than B+, but only to the extent of such insurance and less any deductible or similar amount, (B) to the extent, but only to the extent, such Receivable is fully backed by a letter of credit, in form and substance satisfactory to the Required Banks and issued by (1) a Bank, (2) a bank or other Person the long-term senior unsecured debt of which is rated A or higher by Standard & Poor's Corporation or A or higher by Moody's Investor Service, Inc. and is not rated lower than A by Standard & Poor's Corporation or A by Moody's Investor Service, Inc., or (3) a bank or other Person that is reasonably satisfactory to the Required Banks or (C) such distributor is listed on Schedule III hereto, (ii) which is a Subsidiary or Affiliate, (iii) which is the subject of bankruptcy, insolvency or similar proceedings, (iv) which the Required Banks (through the Agent) have notified the Company does not have a satisfactory credit standing (as reasonably determined in good faith by the Required Banks), or (v) that, at the time such Receivable arose, was not in compliance with the credit guidelines, standards and procedures of the Company as in effect on the date of the Existing Credit Agreement.

        "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

        "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

        "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

        "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

        "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

        "Euro-Dollar Loan" means (i) a Committed Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Committed Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

        "Euro-Dollar Margin" has the meaning set forth in Section 2.08(c).

        "Euro-Dollar Rate" means a rate of interest determined pursuant to
Section 2.08(c) on the basis of an Adjusted Interbank Offered Rate.

        "Euro-Dollar Reference Banks" means the principal London offices of ABN AMRO Bank N.V., The First National Bank of Boston and Morgan Guaranty Trust Company of New York.

        "Euro-Dollar Reserve Percentage" has the meaning set forth in Section 2.08(c).

        "Event of Default" has the meaning set forth in Section 6.01.

        "Existing Credit Agreement" has the meaning set forth in the recitals hereto.

        "Factorable Receivables" means Receivables of the Company and its Subsidiaries (i) that are produced in the ordinary course of business, (ii) that are not contingent upon any further performance, or any product guarantee, by the Company or any of its Subsidiaries, (iii) arising from sales of inventory outside the United States and (iv) the account debtors with respect to which have their principal places of business outside the United States of America.

        "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

        "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) Consolidated EBITR for such period to (ii) the sum of (A) Consolidated Interest Expense for such period, (B) Consolidated Rental Expense for such period and
(C) dividends on preferred stock of the Company and its Consolidated Subsidiaries for such period (other than any such dividends paid to the Company or its Consolidated Subsidiaries).

        "Fixed Rate Loans" means CD Loans, Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

        "Footwear Inventory Component" means, at any date, the aggregate amount of footwear inventories at such date that (i) are current or next season inventories (determined on a basis consistent with the Company's existing inventory accounting system) and (ii) were or would have been identified as finished goods in the notes to the consolidated financial statements referred to in Section 4.04(a).

        "Group of Loans" means at any time a group of Committed Loans to the same Borrower consisting of (i) all such Committed Loans which are Base Rate Loans at such time or (ii) all such Committed Loans which are Fixed Rate Loans having the same Interest Period at such time; provided that, if a Committed Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.02 or 8.05, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

        "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydro-carbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

        "Indemnitee" has the meaning set forth in Section 11.03.

        "Interbank Offered Rate" has the meaning set forth in Section 2.08(c).

        "Interest Period" means: (1) with respect to each Euro-Dollar Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

        (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

        (2) with respect to each CD Loan, a period commencing on the date of borrowing specified in the applicable Notice of Committed Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending 30, 60 or 90 days thereafter, as the Borrower may elect in the applicable notice; provided that:

        (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

        (3) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter (or periods of not less than seven days, if available) as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

        (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

        (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

        (4) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Money Market Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that:

        (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

        (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

        "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

        "Issuing Bank" means The First National Bank of Boston, in its capacity as issuer of the Letters of Credit, and its successors in such capacity.

        "Letter of Credit" means a letter of credit to be issued hereunder by the Issuing Bank.

        "Letter of Credit Commission Rate" has the meaning set forth in Section 2.09(i).

        "Letter of Credit Liabilities" means, with respect to any Bank at any time, the sum of (i) its participation in the undrawn amount which is then, or may thereafter become, available for drawing under all outstanding Letters of Credit (including, with respect to Letters of Credit providing for drawings to be made in currencies other than U.S. dollars, the U.S. dollar equivalent of the amount available for drawing thereunder in such other currency, determined on the basis of the exchange rate that would be applicable pursuant to Section 2.09(e)(i) if such drawing were made at such time) and (ii) its participation in the amount of each unpaid Reimbursement Obligation for drawings theretofore made under all Letters of Credit.

        "Level I Status" exists on any date if (i) the Fixed Charge Coverage Ratio for the Calculation Period with respect to such date is greater than 3.5 to 1.0 and (ii) the Leverage Ratio as of the last day of each fiscal quarter included in the Calculation Period with respect to such date is less than 0.75 to 1.0.

        "Level II Status" exists on any date if (i) Level I Status does not exist, (ii) the Fixed Charge Coverage Ratio for the Calculation Period with respect to such date is greater than 3.2 to 1.0 and (iii) the Leverage Ratio as of the last day of each fiscal quarter included in the Calculation Period with respect to such date is less than 0.85 to 1.0.

        "Level III Status" exists on any date if neither Level I Status nor Level II Status exists.

        "Leverage Ratio" means, for any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated Net Worth on such date.

        "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the Interbank Offered Rate pursuant to
Section 2.03.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

        "Limitation Amount" means, for any day set forth, or for any day during any period set forth, below, the amount set forth below opposite such day or period:

        Day or Period                                      Limitation Amount
        Second Amendment Effective Date
          through the last day of the
          second fiscal quarter of 1995                         $100,000,000

        First day of the third fiscal
          quarter of 1995 through the
          next to last day of such
          quarter                                               $125,000,000

        Last day of the third fiscal
          quarter of 1995 through the
          next to last day of the fourth
          fiscal quarter of 1995                                $115,000,000

        Last day of the fourth fiscal
          quarter of 1995                                       $ 20,000,000


        First day of the first fiscal
          quarter of 1996 through the
          last day of such quarter                              $ 30,000,000

        First day of the second fiscal
          quarter of 1996 through the
          last day of such quarter                              $ 65,000,000

        First day of the third fiscal
          quarter of 1996 through the
          next to last day of the fourth
          fiscal quarter of 1996                                $100,000,000

        Last day of the fourth fiscal
          quarter of 1996 and thereafter                        $ 20,000,000

        "Loan" means a Domestic Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

        "Material Debt" means Debt (other than the Loans or the Reimbursement Obligations) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $1,000,000.

        "Material Financial Obligations" means a principal or face amount of Debt and/or payment obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $2,500,000 (or, in the case of foreign exchange transactions, $5,000,000).

        "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

        "Money Market Absolute Rate" has the meaning set forth in Section
2.03(c).

        "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

        "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; provided that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

        "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

        "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

        "Money Market Margin" has the meaning set forth in Section 2.03(c).

        "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

        "New Bank" means a financial institution that is a Bank hereunder on the Amendment Effective Date but is not a Bank (as defined in the Existing Credit Agreement) immediately prior to the Amendment Effective Date.

        "1994 Private Placement Debt" means April 1994 Private Placement Debt and December 1994 Private Placement Debt.

        "Non-Continuing Bank" means a financial institution that is a Bank (as defined in the Existing Credit Agreement) immediately prior to the Amendment Effective Date that is not a Bank hereunder on the Amendment Effective Date.

        "Note Agreement" means each of the Note Agreements dated as of September 30, 1989 between the Company and the Purchaser named in Schedule I thereto, in each case as amended, subject to Section 5.15, from time to time.

        "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made by it, and "Note" means any one of such promissory notes issued hereunder.

        "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in Section 2.03(d)).

        "Notice of Interest Rate Election" has the meaning set forth in Section 2.07(a).

        "Notice of Issuance" has the meaning set forth in Section 2.09(b).

        "Parent" means, with respect to any Bank, any Person controlling such Bank.

        "Participant" has the meaning set forth in Section 11.06(b).

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Permitted Factoring Transaction" means any sale or other transfer by the Company or any of its Subsidiaries of Factorable Receivables, which sale or transfer does not involve the creation of any recourse obligation in respect thereof on the part of the Company or any of its Subsidiaries (other than with respect to matters of title to, and the character (other than the collectability) of, the Factorable Receivables so sold or transferred); provided that the aggregate principal amount of Factorable Receivables that may be sold or transferred pursuant to such sales or transfers during any fiscal year of the Company may not exceed $15,000,000.

        "Permitted Short-Term Debt" means Debt (other than Loans or Debt permitted under Section 5.08(g)) of the Company or any of its Subsidiaries having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred.

        "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

        "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

        "Quarterly Date" means the last Euro-Dollar Business Day of each March, June, September and December.

        "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

        "Reimbursement Obligation" means an obligation of the Borrower to reimburse the Issuing Bank pursuant to Section 2.09(e) for the amount of a drawing under a Letter of Credit.

        "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes and participations in Letters of Credit constituting more than 50% of the sum of (i) the aggregate unpaid principal amount of the Loans and (ii) the aggregate Letter of Credit Liabilities outstanding.

        "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment (other than payments for the repurchase of shares of the Company's common stock from employees or former employees of the Company or any of its Subsidiaries pursuant to the 1987 Employee Stock Purchase Plan, the 1991 Employee Stock Purchase Plan or the 1987 Employee Stock Option Plan, in each case as amended (other than to change in any material respect any provisions relating to repurchases of any such shares) from time to time (or any successor plans with substantially similar provisions), in an aggregate amount not to exceed the proceeds received by the Company after the date hereof of sales of shares of the Company's common stock to employees of the Company and its Subsidiaries) on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock.

        "Second Amendment Effective Date" means the date upon which Amendment No. 2 to the Amended and Restated Credit Agreement dated as of June 28, 1995 among the Company, the Banks and the Agent became effective in accordance with its terms.

        "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

        "Swartz Family" means Sidney W. Swartz, his estate, his spouse, his lineal descendants, trusts established for his, her or their benefit, the Swartz Family Charitable Trust and The Sidney W. Swartz 1982 Family Trust.

        "Temporary Cash Investment" means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. and not rated lower than A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, (x) any office located in the United States of (A) any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $100,000,000 or (B) any Bank or (y) in the case of Investments made by a Subsidiary of the Company whose principal place of business is located outside the United States, any office located outside the United States of (A) any bank or trust company the long-term unsecured senior debt of which is rated AA or higher by Standard & Poor's Corporation or Aa or higher by Moody's Investors Service, Inc. and is not rated lower than AA by Standard & Poor's Corporation or Aa by Moody's Investors Service, Inc. or (B) any Bank, (iv) money market funds which invest only in securities described in clauses (i), (ii) and (iii)(x) above or (v) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above; provided in each case that such Investment matures within one year from the date of acquisition thereof by the Company or a Subsidiary.

        "Termination Date" means February 28, 1997 or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day.

        "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

        "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        "Wholly-Owned Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares and, in the case of The Outdoor Footwear Company, shares of non-voting common stock of The Outdoor Footwear Company issued to employees thereof under arrangements consistent with past practice) are at the time directly or indirectly owned by the Company.

        SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend
Article V for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

        SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period or initial Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under
Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                  ARTICLE II

                                 THE CREDITS


        SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Eligible Subsidiary pursuant to this Section from time to time before the Termination Date in amounts such that the aggregate principal amount of Committed Loans by such Bank outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section shall be in an aggregate principal amount of (i) $500,000 or any larger multiple of $100,000, in the case of a Base Rate Borrowing, and (ii) $1,000,000 or any larger multiple of $100,000, in the case of a Fixed Rate Borrowing (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow under this Section, prepay Loans to the extent permitted by Section 2.14, and reborrow at any time before the Termination Date under this Section. The Commitments shall terminate on the Termination Date.

        SECTION 2.02. Notice of Committed Borrowings. The applicable Borrower shall give the Agent notice, substantially in the form of Exhibit B hereto (a "Notice of Committed Borrowing"), not later than 11:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

        (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

        (ii)  the aggregate amount of such Borrowing,

        (iii) whether the Loans comprising such Borrowing are to bear interest initially at the Base Rate, at a CD Rate or at a Euro-Dollar Rate, and

        (iv) in the case of a Fixed Rate Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

        SECTION 2.03.  Money Market Borrowings.

        (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, any Borrower may, as set forth in this Section, request the Banks prior to the Termination Date to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

        (b) Invitation for Money Market Quotes. When a Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto so as to be received no later than (x) 11:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) 8:00 A.M. (New York City time) on the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

        (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

        (ii) the aggregate amount of such Borrowing, which shall be $1,000,000 or a larger multiple of $100,000, provided that the sum of (A) the aggregate principal amount of all Money Market Loans outstanding and (B) the aggregate principal amount of all Permitted Short-Term Debt outstanding shall at no time exceed $50,000,000,

        (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

        (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

        The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Invitation for Money Market Quotes. No Invitation for Money Market Quotes shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Invitation for Money Market Quotes.

        (c) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (c) and must be submitted to the Borrower by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:15 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective). Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Borrower.

        (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

        (A) the proposed date of Borrowing, which shall be the proposed date of Borrowing set forth in the corresponding Invitation for Money Market Quotes,

        (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $500,000 or a larger multiple of $100,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

        (C) in the case of a LIBOR Auction, the margin above or below the applicable Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such base rate,

        (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

        (E)  the identity of the quoting Bank.

        A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

        (iii)  Any Money Market Quote shall be disregarded if it:

        (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (c)(ii),

        (B)  contains qualifying, conditional or similar language,

        (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes, or

        (D)  arrives after the time set forth in subsection (c)(i).

        (d) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction, or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Company and the Agent shall have mutually agreed and shall have notified the Banks not later than the date of the Invitation for Money Market Quotes for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify each Bank from which it has received a Money Market Quote of its acceptance or non-acceptance of the offers contained in such Money Market Quote; provided that if the Borrower shall have failed to give such notice to any such Bank with respect to any Money Market Quote at or prior to such time, the offers contained in such Money Market Quote shall be deemed to have been rejected by such Borrower. In the case of acceptance, such notice (a "Notice of Money Market Borrowing"), a copy of which shall be sent by telex or telecopy to the Agent, shall specify the aggregate principal amount of offers for each Interest Period that are accepted from each Bank. The Borrower may accept any Money Market Quote in whole or in part; provided that:

        (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Invitation for Money Market Quotes,

        (ii) the principal amount of each Money Market Borrowing must be $1,000,000 or a larger multiple of $100,000,

        (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be,

        (iv) immediately after the making of the Money Market Loans to be made pursuant to all accepted Money Market Quotes, the sum of (A) the aggregate principal amount of all Money Market Loans outstanding and (B) the aggregate principal amount of all Permitted Short-Term Debt outstanding shall not exceed $50,000,000, and

        (v) the Borrower may not accept any offer that is described in subsection (c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

        (e) Allocation by Borrower. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible (in multiples of $100,000, as the Borrower may deem appropriate) in proportion to the aggregate principal amounts of such offers.

        SECTION 2.04.  Notice to Banks; Funding of Loans.

        (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share, if any, of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

        (b) Not later than 1:30 P.M. (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address specified in or pursuant to Section 11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

        (c) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at (i) in the case of the applicable Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.08 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

        SECTION 2.05. Notes. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

        (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

        (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b) or 3.04(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount and type of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

        SECTION 2.06. Maturity of Loans. (a) Each Committed Loan shall mature, and the principal amount thereof shall be due and payable, on the Termination Date.

        (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

        SECTION 2.07. Method of Electing Interest Rates. (a) The Loans included in each Committed Borrowing shall bear interest initially at the type of rate specified by the applicable Borrower in the applicable Notice of Borrowing. Thereafter, the applicable Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

        (i) if such Loans are Base Rate Loans, the applicable Borrower may elect to convert such Loans to CD Loans as of any Domestic Business Day or to Euro-Dollar Loans as of any Euro-Dollar Business Day;

        (ii) if such Loans are CD Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans or Euro-Dollar Loans or elect to continue such Loans as CD Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

        (iii) if such Loans are Euro-Dollar Loans, the applicable Borrower may elect to convert such Loans to Base Rate Loans or CD Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

        Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent at least three Euro-Dollar Business Days before the conversion or continuation selected in such Notice is to be effective (unless all of the relevant Loans are to be converted to or continued as Domestic Loans, in which case such Notice shall be delivered to the Agent at least two Domestic Business Days before such conversion or continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are (x) in the case of any portion that is to be converted to or continued as Fixed Rate Loans, at least $1,000,000 and (y) in the case of any portion that is to be converted to or continued as Base Rate Loans, at least $500,000 and (iii) no more than one of such portions is other than a multiple of $100,000.

        (b)  Each Notice of Interest Rate Election shall specify:

        (i) the Group of Loans (or portion thereof) to which such Notice applies;

        (ii) the date on which the conversion or continuation selected in such Notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

        (iii) if the Loans comprising such Group are to be converted, the new type of Loans and if, after such conversion, such Loans are to be Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

        (iv) if such Loans are to be continued as CD Loans or Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

        Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

        (c) Upon receipt of a Notice of Interest Rate Election from the applicable Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such Notice shall not thereafter be revocable by the Company or the applicable Borrower. If the applicable Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

        SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Fixed Rate Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

        (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such CD Loan shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan at the date such payment was due and (ii) the rate applicable to Base Rate Loans for such day.

        "CD Margin" means, for any day, (i) if Level I Status exists on such day, 7/8 of 1%, (ii) if Level II Status exists on such day, 1% and (iii) if Level III Status exists on such day, 1-1/8%.

        The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                            [ CDBR        ]*
            ACDR   =  [ ---------- ]  + AR
                            [ 1.00 - DRP ]

            ACDR   =  Adjusted CD Rate
            CDBR   =  CD Base Rate
             DRP   =  Domestic Reserve Percentage
             AR    =  Assessment Rate
        __________
        * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

        The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

        "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

        "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.
The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

        (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

        "Euro-Dollar Margin" means, for any day, (i) if Level I Status exists on such day, 3/4 of 1%, (ii) if Level II Status exists on such day, 7/8 of 1% and (iii) if Level III Status exists on such day, 1%.

        The "Adjusted Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

        The "Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London or, in the case of any Reference Bank that does not accept interbank deposits in London, New York interbank market at approximately 11:00 A.M. (London or New York time, as the case may be) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

        "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

        (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London or, in the case of any Reference Bank that does not accept interbank deposits in London, New York interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, the rate applicable to Base Rate Loans for such day) and (ii) the sum of the Euro-Dollar Margin for such day plus the Adjusted Interbank Offered Rate applicable to such Loan at the date such payment was due.

        (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.08(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

        (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks by facsimile transmission, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

        (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

        SECTION 2.09.  Letters of Credit.

        (a) Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof, the Issuing Bank agrees to issue letters of credit hereunder from time to time before the tenth day before the Termination Date upon the request of any Borrower (the "Letters of Credit"). Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion their respective Commitments bear to the aggregate commitments.

        (b)  Notice of Issuance.

        (i) Any Borrower may request the Issuing Bank to issue a Letter of Credit in favor of sellers of goods to the Company and its Subsidiaries on any Domestic Business Day more than ten Domestic Business Days prior to the Termination Date by delivering to the Issuing Bank, at its address referred to in Section 11.01, a letter of credit application in the Issuing Bank's form (a "Notice of Issuance"), completed to the reasonable satisfaction of the Issuing Bank and specifying the date such Letter of Credit is to be issued, the terms of such Letter of Credit and the nature of the transactions to be supported thereby.

        (ii) Upon receipt of any Notice of Issuance from the Borrower, the Issuing Bank shall process such Notice of Issuance in accordance with its customary procedures and, subject to the terms and conditions hereof, shall issue such Letter of Credit in accordance with the Company's instructions by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to the applicable Borrower and, if the Company is not the applicable Borrower, the Company.

        (c) Additional Conditions to Issuance of Letters of Credit. In addition to the conditions precedent set forth in Article III, the obligations of the Issuing Bank to issue Letters of Credit pursuant to this Section 2.09 are subject to the additional conditions that (A) each Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank and (B) no Letter of Credit shall have an expiry date later than the earlier of (1) ten Domestic Business Days prior to the Termination Date and (2) six months after the issuance thereof.

        (d)  Drawings under Letters of Credit.

        Upon receipt from the beneficiary of any Letter of Credit of any demand for payment or notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Company and, unless the instructions or documentation presented with respect to such demand or notice is discrepant with the terms of such Letter of Credit, make available to the beneficiary in accordance with the terms of such Letter of Credit the amount of the drawing under such Letter of Credit. The Issuing Bank shall not honor, without the prior consent of the Company, any demand for payment or notice of a drawing under a Letter of Credit for which discrepant instructions or documentation has been presented. The Issuing Bank shall promptly provide the Company with written, electronic or oral notification of the existence and nature of any such discrepancy. The Company shall instruct the Issuing Bank to honor or dishonor such drawing within three Domestic Business Days of receipt of notification of the discrepancy.

        (e)  Reimbursement and Other Payments by the Borrower.

        (i) If any amount is drawn under any Letter of Credit, the Company irrevocably and unconditionally agrees to reimburse the Issuing Bank, in U.S. dollars, for all amounts paid by the Issuing Bank upon such drawing, without presentment, demand, protest or other formalities of any kind, together with any and all reasonable charges and expenses which the Issuing Bank may pay or incur relative to such drawing and interest on the amount drawn at the rate applicable to Base Rate Loans for each day from and including the later of the date such amount is paid by the Issuing Bank and the date notice of such drawing is given by the Issuing Bank to the Company to but excluding the date such reimbursement payment is paid by the Company. Such reimbursement payment shall be due and payable (x) not later than the date the Company receives from the Issuing Bank written, electronic or oral notification (directly, in the case of oral notification, to the individual or individuals designated by the Company from time to time) of such drawing, if such notification is given at or before 10:30 A.M. (New York City time) on such date, (y) not later than 1:00 P.M. (New York City time) on the first Domestic Business Day succeeding the date the Company receives such notification, if such notification is given later than 10:30 A.M. (New York City time) but at or before 4:00 P.M. (New York City time) or (z) not later than the first Domestic Business Day succeeding the date the Company receives such notification, if such notification is given later than 4:00 P.M. (New York City time). If a drawing is payable in a currency other than U.S. dollars, the Company shall pay the Issuing Bank the equivalent of the amount of such drawing in U.S. dollars, at the Issuing Bank's then prevailing exchange rate, determined in each case at the time such drawing is paid by the Issuing Bank.

        (ii) In addition, the Company agrees to pay to the Issuing Bank interest on any and all amounts unpaid (whether with the proceeds of Loans or otherwise) by the Company when due hereunder with respect to a Letter of Credit, for each day from and including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, payable on demand, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

        (f)  Payments by Banks with Respect to Letters of Credit.

        (i) Each Bank shall make available an amount equal to its ratable share of any drawing under a Letter of Credit, in Federal or other funds immediately available in New York City, to the Agent for the account of the Issuing Bank by 2:00 P.M. (New York City time) on the second Domestic Business Day following such drawing, together with interest from and including the later of the date such drawing is paid by the Issuing Bank and the date notice of such drawing is given by the Issuing Bank to the Company to but excluding the date such amount is so made available by such Bank on such amount at the average rate charged to the Issuing Bank on overnight Federal funds transactions on the date of such drawing as determined by the Issuing Bank, at the Issuing Bank's address referred to in Section 11.01 hereof; provided that each Bank's obligation shall be reduced by its pro rata share of any reimbursement theretofore paid by the Company in respect of such drawing pursuant to Section 2.09(e). The Issuing Bank shall notify the Agent and the Agent shall notify each Bank of the amount of such Bank's obligation in respect of any drawing under a Letter of Credit not later than 1:00 P.M. (New York City time) on the day such payment by such Bank is due. Each Bank shall be subrogated to the rights of the Issuing Bank against the Company to the extent of all amounts due from such Bank to the Issuing Bank, plus interest thereon, for each day from and including the day such amount is due from such Bank to the Issuing Bank to but excluding the day the Company makes payment to the Agent for the account of the Issuing Bank pursuant to subsection (e) above, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day.

        (ii) If any Bank fails to pay any amount required pursuant to clause 2.09(f)(i) on the date on which such payment is due, interest shall accrue on such Bank's obligation to make such payment, for each day from and including the date such payment becomes due to but excluding the date such Bank makes such payment, whether before or after judgment, at a rate per annum equal to
(A) in the case of each day from and including the day such payment is due through and including the first succeeding Domestic Business Day (and any intervening days), the average rate charged to the Issuing Bank on overnight Federal funds transactions for each such day as determined by the Issuing Bank and (B) thereafter, the sum of 2% plus the rate applicable to Base Rate Loans for such day. Any payment made by any Bank after 3:00 P.M., New York City time, on any Domestic Business Day shall be deemed for purposes of the preceding sentence to have been made on the next succeeding Domestic Business Day.

        (iii) If the Company shall reimburse the Issuing Bank for any drawing under a Letter of Credit after the Banks shall have made funds available to the Issuing Bank with respect to such drawing in accordance with clause 2.09(f)(i), the Issuing Bank shall promptly upon receipt of such reimbursement distribute to each Bank its pro rata share thereof, including interest, to the extent received by the Issuing Bank.

        (g) The obligations of the Company and each Bank under subsections (e) and (f) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

        (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

        (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

        (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

        (iv) the existence of any claim, set-off, defense or other rights that the Company may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks, the Issuing Bank or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

        (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

        (vi) payment under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Issuing Bank's determination that documents presented under the Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

        (vii) any other act or omission to act or delay of any kind by any Bank, the Issuing Bank, the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this clause
(vii), constitute a legal or equitable discharge of the Company's or such Bank's obligations hereunder.

        (h) The Company hereby indemnifies and holds harmless each Bank, the Issuing Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank, the Issuing Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any Bank to fulfill or comply with its obligations to the Issuing Bank hereunder (but nothing herein contained shall affect any rights the Company may have against such defaulting Bank)), and none of the Banks, the Issuing Bank or the Agent nor any of their officers, directors, employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subjection (g) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit,
(iv) any consequences arising from causes beyond the control of the Issuing Bank, including, without limitation, any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; provided that the Company shall not be required to indemnify the Issuing Bank, the Agent or any Bank for any claims, damages, losses, liabilities, costs or expenses, and the Company shall have a claim for direct (but not consequential) damage suffered by it, to the extent caused by the gross negligence or willful misconduct of such Bank, the Agent or of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit. Nothing in this subsection (h) is intended to limit this Agreement. To the extent the Company does not indemnify the Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Commitments.

        (i)  Letter of Credit Commission; Issuing Bank Fees.

        (i) The Company shall pay to the Agent for the account of the Banks, ratably in proportion to their Commitments or, if all Commitments have been terminated, in proportion to their Commitments immediately before such termination, a letter of credit commission at the Letter of Credit Commission Rate on the daily average amount available for drawing (whether or not any conditions to drawing can then be met) on all outstanding Letters of Credit. Such letter of credit commission shall accrue from and including the Effective Date to but excluding the Termination Date (or, if later, the date of expiration or termination of the last Letter of Credit to expire or be terminated) and shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Commitments in their entirety (or, if later, on the date of expiration or termination of the last Letter of Credit to expire or be terminated).

        "Letter of Credit Commission Rate" means, for any day, (i) if Level I Status exists on such day, 3/4 of 1%, (ii) if Level II Status exists on such day, 7/8 of 1% and (iii) if Level III Status exists on such day, 1%.

        (ii) The Company agrees to pay to the Issuing Bank fees in the amounts and at the times agreed between the Company and the Issuing Bank.

        (j) Further Assurances. The Company hereby agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments reasonably requested by the Issuing Bank or the Agent more fully to effect the purposes of this Section 2.09 and the issuance of the Letters of Credit.

        (k) Provisions Not Exclusive. The provisions of this Section 2.09 in respect of any Letters of Credit are supplemental to, and not in derogation of, any rights and remedies of the Issuing Bank, the Agent and the Banks under the Notices of Issuance related to such Letters of Credit and under other applicable law. In the event of any conflict between the terms of this Agreement and the terms of the Notices of Issuance, the terms set forth in this Agreement shall control.

        (l) Issuing Bank Reports. The Issuing Bank will notify the Agent on a biweekly basis of (i) the aggregate payments made by the Issuing Bank during the preceding two week period under Letters of Credit, (ii) the aggregate undrawn amount (including, in the case of Letters of Credit providing for drawings to be made in currencies other than U.S. dollars, the U.S. dollar equivalent of such undrawn amount, determined in the basis of the exchange rate that would be applicable pursuant to Section 2.09(e)(i) if such undrawn amount were drawn on such day) of Letters of Credit outstanding on the last day of such two week period and (iii) each payment made by the Issuing Bank that has not been reimbursed by the Borrower. In addition, the Issuing Bank will provide to the Agent such information as to the Letters of Credit and payments and reimbursements made or due with respect thereto as the Agent may, from time to time, reasonably request.

        (m) Letters of Credit may be issued, and notices, requests and other communications (including, without limitation, Notices of Issuance) to any Borrower or the Issuing Bank with respect thereto may be issued or transmitted, in either written or electronic form.

        SECTION 2.10. Facility Fees. The Company shall pay to the Agent for the account of the Banks ratably in proportion to their Commitments (or, for any day on or after the date upon which the Commitments shall have terminated in their entirety, in proportion to the daily average of the aggregate outstanding principal amount of their Loans) a facility fee at the rate of 3/8 of 1% per annum. Such facility fee shall accrue (i) from and including the Amendment Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily average aggregate amount of the Commitments (whether used or unused) and (ii) from and including such Termination Date or earlier date of termination to but excluding the later of the date the Loans shall be repaid in their entirety and the date of expiration or termination of the last Letter of Credit to expire or to be terminated, on the daily sum of (A) the aggregate outstanding principal amount of the Loans and (B) the aggregate Letter of Credit Liabilities. Accrued fees under this Section shall be payable quarterly on each Quarterly Date and upon the date of termination of the Commitments in their entirety and, if later, the date the Loans shall be repaid in their entirety and the date of expiration or termination of the last Letter of Credit to expire or be terminated.

        SECTION 2.11. Mandatory Termination of Commitments. The Commitments shall terminate in their entirety on the Termination Date.

        SECTION 2.12. Optional Termination or Reduction of Commitments. The Company may, upon at least three Domestic Business Days' notice to the Agent,
(i) terminate the Commitments at any time, if no Loans or Letters of Credit are outstanding at such time, or (ii) ratably reduce the Commitments from time to time by an aggregate amount of at least $5,000,000 so long as, immediately after any such reduction (x) the aggregate principal amount of Loans outstanding shall not exceed the Available Amount and (y) the sum of the aggregate principal amount of Loans outstanding and the aggregate Letter of Credit Liabilities of the several Banks does not exceed the aggregate Commitments.

        SECTION 2.13. Mandatory Prepayments. (a) If the aggregate principal amount of Loans outstanding on any day shall exceed the Available Amount for such day, the Borrowers shall prepay Committed Loans (and, if, but only if, after all Committed Loans shall have been prepaid, the aggregate principal amount of Loans outstanding shall continue to exceed such Available Amount, Money Market Loans), together with accrued interest thereon, to the extent necessary to cause the aggregate principal amount of Loans outstanding immediately after such prepayment to be less than or equal to such Available Amount.

        (b) If, on any day, the sum of (i) the aggregate principal amount of Loans outstanding and (ii) the aggregate Letter of Credit Liabilities of the several Banks shall exceed the aggregate Commitments, the Borrowers shall prepay Committed Loans (and, if, but only if, after all Committed Loans shall have been prepaid, the aggregate principal amount of Loans outstanding shall continue to exceed such sum, Money Market Loans), together with accrued interest thereon, to the extent necessary to cause such sum, immediately after such prepayment, to be less than or equal to the aggregate Commitments.

        (c) If, on any day, the aggregate Letter of Credit Liabilities shall exceed $50,000,000, the Borrowers shall pay to the Issuing Bank an amount equal to such excess, to be deposited with the Issuing Bank in the Cash Collateral Account to be held, applied or released for application as provided in Section 2.20.

        (d) Each prepayment of Loans required by this Section 2.13 shall be made with respect to such Group or Groups of Loans and (subject to the limitations set forth in subsections (a) and (b) above) such Money Market Borrowing or Borrowings as the Borrowers may specify by notice to the Agent at or before the time of such prepayment and shall be applied to prepay Loans comprising each such Group of Loans or Loans comprising each such Money Market Borrowing pro rata; provided that (i) subject to the limitations set forth in subsections (a) and (b) above, the Borrowers shall specify Groups of Loans and Money Market Borrowings for prepayment so as to minimize the amounts payable by the Borrowers pursuant to Section 2.16 with respect to such prepayment and (ii) if no such timely specification is given by the Borrowers, such prepayment shall be allocated first to Base Rate Loans, if any, second to such Group or Groups of Fixed Rate Loans as the Agent may determine, until all such Groups of Fixed Rate Loans shall have been repaid in full, and third to such Money Market Borrowing or Borrowings as the Agent may determine.

        SECTION 2.14.  Optional Prepayments.    (a)  Subject in the case of any
Fixed Rate Borrowing to Section 2.16, any Borrower may, upon notice to the Agent (i) not later than 11:30 A.M. (New York City time) on the date of prepayment, in the case of a Group of Base Rate Loans of such Borrower (or any Money Market Borrowing of such Borrower bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) at least two Domestic Business Days prior to the date of prepayment, in the case of a Group of CD Loans of such Borrower and
(iii) at least three Euro-Dollar Business Days prior to the date of prepayment, in the case of a Group of Euro-Dollar Loans of such Borrower, prepay a Group of Loans of such Borrower in whole at any time, or from time to time in part in amounts aggregating (x) $500,000 or any larger multiple of $100,000, in the case of a Group of Base Rate Loans or such a Money Market Borrowing or (y) $1,000,000 or a larger multiple of $100,000, in the case of a Group of CD Loans or Euro-Dollar Loans, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group or Borrowing.

        (b)     Except as provided in subsection (a) above, Section 2.13 or
Article VI or VIII, no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

        (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such prepayment and such notice shall not thereafter be revocable by the applicable Borrower.

        SECTION 2.15. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

        (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

        SECTION 2.16. Funding Losses. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.08(d), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.04(a) or 2.14(c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any such loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

        SECTION 2.17. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

        SECTION 2.18. Judgment Currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such deficiency, and if the amount of dollars so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

        SECTION 2.19. Foreign Subsidiary Costs. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

        (b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (a) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

        SECTION 2.20. Cash Collateral Account. (a) All amounts required to be deposited as cash collateral with the Issuing Bank pursuant to Section 2.13(c) or Section 6.03 shall be deposited in a cash collateral account (the "Cash Collateral Account") established by the Company with the Issuing Bank, to be held, applied or released for application as provided in this Section 2.20.

        (b) If and when any portion of the Letter of Credit Liabilities on which any deposit of cash collateral was based (the "Relevant Contingent Exposure") shall become fixed (a "Direct Exposure") as a result of the payment by the Issuing Bank of a draft presented under any relevant Letter of Credit, the amount of such Direct Exposure (but not more than the amount in the Cash Collateral Account at the time) shall be withdrawn by the Issuing Bank from the Cash Collateral Account and shall be applied against such Direct Exposure and the Relevant Contingent Exposure shall thereupon be reduced by such amount. If at any time the amount in the Cash Collateral Account exceeds the Relevant Contingent Exposure, the excess amount shall, so long as no Default shall have occurred and be continuing, be promptly withdrawn by the Issuing Bank and paid to the Company. If a Default shall have occurred and be continuing, such excess amount shall be retained in the Cash Collateral Account and, if and when requested by the Required Banks, shall be withdrawn by the Issuing Bank and applied first to repay the Reimbursement Obligations and second any remaining excess shall be paid to the Company.

        (c) Interest and other payments and distributions made on or with respect to the cash collateral held by the Issuing Bank in the Cash Collateral Account shall be for the account of the Company and shall constitute cash collateral to be held by the Issuing Bank or returned to the Company in accordance with subsection (b) of this Section 2.20; provided that the Issuing Bank shall have no obligation to invest any cash collateral on behalf of the Company or any other Person. Beyond the exercise of reasonable care in the custody thereof, the Issuing Bank shall have no duty as to any cash collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Issuing Bank shall be deemed to have exercised reasonable care in the custody and preservation of the cash collateral in its possession if the cash collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the cash collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Issuing Bank in good faith. All expenses and liabilities incurred by the Issuing Bank in connection with taking, holding and disposing of any cash collateral (including customary custody and similar fees with respect to any cash collateral held directly by the Issuing Bank) shall be paid by the Company from time to time upon demand. Upon a Default, the Issuing Bank shall be entitled to apply (and, at the request of the Required Banks but subject to applicable law, shall apply) cash collateral or the proceeds thereof to payment of any such expenses, liabilities and fees.

                                 ARTICLE III

                                  CONDITIONS


        SECTION 3.01. Effectiveness. This Agreement shall become effective upon the satisfaction of each of the following conditions:

        (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party);

        (b) receipt by the Agent of a duly executed Note of the Company for the account of each Bank dated on or before the Amendment Effective Date complying with the provisions of Section 2.05;

        (c) receipt by the Agent, with copies for each of the Banks, of an opinion of Ropes & Gray, counsel for the Company, dated the Amendment Effective Date and substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

        (d) receipt by the Agent, with copies for each of the Banks, of an opinion of Davis Polk & Wardwell, special counsel for the Agent, dated the Amendment Effective Date and substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

        (e) all principal of and interest on any Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement (other than Money Market Loans of any Bank which has agreed as of the Amendment Effective Date to maintain such Money Market Loans outstanding ("Continuing Money Market Loans")), and all other amounts accrued or otherwise payable under the Existing Credit Agreement through the Amendment Effective Date, shall have been paid in full; and

        (f) receipt by the Agent, with copies for each of the Banks, of all other documents the Agent may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

        The Agent shall promptly notify the Company and the Banks of the Amendment Effective Date, and such notice shall be conclusive and binding on all parties hereto.

        SECTION 3.02. Consequences of Effectiveness. On and after the Amendment Effective Date, the rights and obligations of the parties hereto shall be governed by the provisions of this Agreement (and each party that is a "Bank" under the Existing Credit Agreement hereby agrees to the amendment and restatement of the Existing Credit Agreement in the form hereof as of the Amendment Effective Date) and the rights and obligations of the parties under the Existing Credit Agreement with respect to the period prior to the Amendment Effective Date shall continue to be governed by the provisions thereof as in effect prior to the Amendment Effective Date, except that (i) all principal of and interest on any Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement (other than Continuing Money Market Loans) shall be due and payable on the Amendment Effective Date, (ii) all interest and facility fees accrued under the Existing Credit Agreement to but not including the Amendment Effective Date shall be due and payable on the Amendment Effective Date, (iii) all Continuing Money Market Loans shall be deemed to have been made and be outstanding, hereunder, (iv) the Commitments (as defined in the Existing Credit Agreement) of each Non-Continuing Bank under the Existing Credit Agreement shall terminate on the Amendment Effective Date,
(v) the Commitments (as defined in the Existing Credit Agreement) of each other Bank under the Existing Credit Agreement shall be increased or decreased, as the case may be, to the amounts set forth for such Bank on the signature pages hereof and (vi) each New Bank shall, effective as of the Amendment Effective Date, have a Commitment in the amount set forth for such New Bank on the signature pages hereof.

        SECTION 3.03. Borrowings and Letter of Credit Issuances. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of the Issuing Bank to issue any Letter of Credit, are subject to the satisfaction of the following conditions:

        (a) the fact that the Amendment Effective Date shall have occurred on or prior to April 15, 1995;

        (b)  receipt by the Agent of a Notice of Borrowing as required by
Section 2.02 or 2.03, or a Notice of Issuance as required by Section 2.09(b) as the case may be;

        (c) the fact that, immediately after such Borrowing or the issuance of such Letter of Credit, as the case may be, (i) the aggregate outstanding principal amount of the Loans of the several Banks shall not exceed the Available Amount, (ii) the aggregate Letter of Credit Liabilities of the several Banks shall not exceed $50,000,000 and (iii) the sum of the aggregate outstanding principal amount of the Loans and the aggregate Letter of Credit Liabilities of the several Banks shall not exceed the aggregate Commitments;

        (d) the fact that, immediately before and after such Borrowing or issuance of such Letter of Credit, no Default shall have occurred and be continuing; and

        (e) the fact that the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing.

        Each Borrowing and each issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or issuance of such Letter of Credit, as the case may be, as to the facts specified in clauses (c), (d) and (e) of this Section.

        SECTION 3.04. First Borrowing by Each Eligible Subsidiary. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

        (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary dated on or before the date of such Borrowing complying with the provisions of Section 2.05;

        (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit I hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

        (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

        The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first Borrowing by such Eligible Subsidiary hereunder.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY


        The Company represents and warrants that:

        SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than disclosure, if any, thereof, and filing, if any, of a copy hereof with the Securities and Exchange Commission, required by the Securities Act of 1933 or the Securities Exchange Act of 1934, in each case as amended) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

        SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

        SECTION 4.04.  Financial Information.

        (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related consolidated statements of operations, changes in stockholders' equity and cash flow for the fiscal year then ended, reported on by Deloitte & Touche and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly presented, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

        (b) The unaudited consolidated balance sheet of the Company and its Consolidated Subsidiaries as of March 31, 1995 and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flow for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

        (c) Except as disclosed on the Company's Latest Form 10-Q, copies of which have been provided to the Banks, since December 31, 1994 there has been no material adverse change in the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

        SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the currently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

        SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

        SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been closed through the fiscal year ended December 31, 1989. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except for any such taxes being diligently contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

        SECTION 4.09. Subsidiaries. Each of the Company's Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all corporate or other powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

        SECTION 4.10. Not an Investment Company. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        SECTION 4.11. Full Disclosure. All information heretofore furnished by the Company to the Agent, the Issuing Bank or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent, the Issuing Bank or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Company has disclosed to the Banks in writing any and all facts, other than general economic conditions, which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee) the business, operations or financial condition of the Company and its Consolidated Subsidiaries, considered as a whole, or the ability of the Company to perform its obligations under this Agreement and the Notes.

                                  ARTICLE V

                                  COVENANTS


        The Company agrees that, so long as any Bank has any Commitment or Letter of Credit Liabilities hereunder or any amount payable under any Note remains unpaid:

        SECTION 5.01.  Information.  The Company will deliver to each of the
Banks:

        (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of operations and consolidated statements of changes in stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, (x) in the case of the consolidated statements, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing, and (y) in the case of the consolidating statements, all certified as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

        (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of operations and consolidated statements of changes in stockholders' equity and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments and the non-inclusion of notes permitted by the applicable regulations of the Securities and Exchange Commission to be excluded from quarterly reports filed on Form 10-Q) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

        (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.07 through 5.11, inclusive, and Sections 5.13 and 5.18 on the date of such financial statements, (ii) setting forth in reasonable detail the calculations of the Borrowing Base and the Available Amount as of the date of such financial statements and whether the Company is thereby required to take or cause to be taken any action to comply with Section 2.13 and (iii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

        (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a certificate of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

        (e) within 21 days after the end of each monthly accounting period of the Company, a certificate of the chief financial officer, treasurer or the chief accounting officer of the Company setting forth calculations in reasonable detail of the Company's best estimate of the Borrowing Base and the Available Amount as of the end of such month and whether the Company is required to take or cause to be taken any action to comply with Section 2.13;

        (f) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

        (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

        (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

        (i) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

        (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

        SECTION 5.02. Payment of Obligations. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity or in accordance with customary trade practices, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

        SECTION 5.03. Maintenance of Property; Insurance. (a) The Company will maintain, and will cause each Subsidiary to maintain, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

        (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against at least such risks (and with such risk retention) as are (i) insured against under the policies of insurance of the Company and its Subsidiaries set forth on the schedule previously provided by the Company to the Banks or (ii) usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

        SECTION 5.04. Conduct of Business and Maintenance of Existence. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (i) the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary or the merger of a Subsidiary into the Company if, in each case, after giving effect thereto, no Default shall have occurred and be continuing, (ii) the termination of the corporate existence of any Subsidiary if such termination is not materially disadvantageous to the Banks and the Company in good faith determines that such termination is in the best interest of the Company or
(iii) a sale of capital stock of a Subsidiary permitted under Section 5.12(ii).

        SECTION 5.05. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

        SECTION 5.06. Inspection of Property, Books and Records. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times, upon reasonable notice and as often as may reasonably be desired.

        SECTION 5.07. Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below will not be less than the ratio set forth opposite such period:

Period                                          Ratio
First day of the second
 fiscal quarter of 1995
 through the last day of
 such quarter                                1.35 to 1

First day of the third
 fiscal quarter of 1995
 through the last day of
 the second fiscal quarter
 of 1996                                     0.75 to 1

First day of the third
 fiscal quarter of 1996
 through the last day of
 such quarter                                1.50 to 1

First day of the fourth
 fiscal quarter of 1996
 and thereafter                              1.75 to 1

        SECTION 5.08. Debt. The Company will not, and will not permit any of its Subsidiaries to, incur or at any time be liable with respect to any Debt except:

        (a) Debt outstanding under this Agreement and the Notes, provided, that the sum of (i) the aggregate principal amount of Loans outstanding under this Agreement and (ii) the aggregate principal amount of Permitted Short-Term Debt shall not exceed (A) for a minimum of thirty consecutive days in the period between December 1, 1995 and March 1, 1996, $20,000,000 and (B) on any day, the Limitation Amount for such day;

        (b) Debt of any of the Company's Subsidiaries owing to the Company or any of its Wholly-Owned Subsidiaries permitted by Section 5.11;

        (c) Debt of the Company owing to Wholly-Owned Subsidiaries of the Company;

        (d) Guarantees by the Company or any of its Subsidiaries of Debt of employees of the Company or any of its Wholly-Owned Subsidiaries, in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

        (e) Debt of the Company or any of its Wholly-Owned Subsidiaries owing to a Subsidiary of the Company incurred as a result of the transfer of funds from an account under the control of such Subsidiary to an account under the control of the Company or such Wholly-Owned Subsidiary in connection with the Company's cash management program;

        (f) Permitted Short-Term Debt of the Company in an aggregate principal amount at any time outstanding not to exceed $20,000,000;

                (g) Debt denominated in currencies other than United States dollars and having a maturity, at the time such Debt is incurred, of not more than one year from the date such Debt is incurred in an aggregate principal amount at the time of incurrence of any such Debt (the dollar equivalent of all Debt outstanding at the time of any such incurrence being recalculated as of the time of such incurrence on the basis of exchange rates then in effect) not to exceed the equivalent of $18,000,000;

        (h) Debt outstanding on the date hereof and identified on Schedule I hereto and, extensions, renewals and refinancings thereof, provided that no such extension, renewal or refinancing shall increase the principal amount of such Debt, shorten the maturity thereof or accelerate the amortization thereof;

        (i) the Hewlett-Packard construction allowance in an aggregate principal amount not to exceed $3,500,000;

        (j) Debt incurred or assumed for the purpose of financing all or part of the cost of acquiring assets in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

        (k) Debt consisting of the principal component of rental payments with respect to not more than $5,000,000 of capitalized leases, provided that the term of each such lease is not, at the time such lease is entered into, less than five years; and

                (l) Debt not otherwise permitted under the foregoing clauses of this Section in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

        SECTION 5.09. Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time during any period set forth below be less than the sum of (i) the amount set forth below opposite such period and (ii) 80% of the net cash proceeds of all issuances by the Company of shares of its capital stock after the Second Amendment Effective Date:

        Period                                                Amount
        Second Amendment Effective Date
          through the next to last day of
          the third fiscal quarter of 1996              $100,000,000

        Last day of the third fiscal quarter
          of 1996 through the next to last
          day of the fourth fiscal quarter
          of 1996                                       $120,000,000

        Last day of the fourth fiscal quarter
          of 1996 and thereafter                        $125,000,000

        SECTION 5.10. Restricted Payments. Neither the Company nor any Subsidiary will declare or make any Restricted Payment unless, after giving effect thereto, the aggregate of all Restricted Payments declared or made subsequent to December 31, 1990 does not exceed 25% of consolidated net income (less consolidated net loss, if any) of the Company and its Consolidated Subsidiaries for the period from January 1, 1991 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period). Nothing in this Section 5.10 shall prohibit the payment of any dividend or distribution within 60 days after the declaration thereof if such declaration was not prohibited by this Section 5.10.

        SECTION 5.11. Investments. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person other than:

        (a) Investments in Persons which immediately before and after giving effect to such Investment are Subsidiaries of the Company, if, immediately thereafter, the aggregate amount of all such Investments made after the date hereof does not exceed $25,000,000 at any one time outstanding;

        (b)  Temporary Cash Investments;

        (c) loans or advances to current employees of the Company or such Consolidated Subsidiary having a maturity of less than one year in an aggregate principal amount at any time outstanding not to exceed $1,000,000;

        (d) Investments the sole consideration for which is newly issued common stock of the Company or newly issued preferred stock of the Company that is not subject to mandatory redemption or redemption at the option of the holder before the fourth anniversary of the date of issuance thereof;

        (e) Investments consisting of Debt permitted under Section 5.08(c) or 5.08(e); and

        (f) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate amount of all Investments permitted by this clause (f) does not exceed $10,000,000 at any one time outstanding.

        The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

        SECTION 5.12. Maintenance of Ownership of Subsidiaries. The Company will at all times maintain direct or indirect legal and beneficial ownership of the percentage of outstanding shares of each class of capital stock set forth on Schedule II of each of its Subsidiaries, except as modified by (i) sales by Subsidiaries of directors' qualifying shares, (ii) mergers and liquidations permitted pursuant to the proviso to Section 5.14 and (iii) grants or sales by The Outdoor Footwear Company of shares of its non-voting common stock to its employees consistent with past practice.

        SECTION 5.13. Negative Pledge. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

        (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000 and identified on Schedule I;

        (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

        (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition or construction thereof;

        (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary and not created in contemplation of such event;

        (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

        (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section 5.13, provided that such Debt is not increased and is not secured by any additional assets;

        (g) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivative Obligations, (ii) do not secure any obligation in an amount exceeding $10,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

        (h) Liens on assets of Subsidiaries securing Debt owing to the Company or to Wholly-Owned Subsidiaries permitted by Section 5.08;

        (i) Liens on cash and cash equivalents securing Derivative Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000;

        (j) Liens on Factorable Receivables arising in connection with and as part of the sale or transfer of such Factorable Receivables pursuant to Permitted Factoring Transactions;

        (k) Liens on amounts in the Cash Collateral Account securing obligations of the Borrower with respect to Letters of Credit; and

        (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any time outstanding not to exceed $5,000,000.

        SECTION 5.14. Consolidations, Mergers and Sales of Assets. The Company will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly in one transaction or a series of related transactions, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; provided that a Subsidiary of the Company may merge with or liquidate into the Company or a Wholly-Owned Subsidiary of the Company if (A) the Company or such Wholly-Owned Subsidiary, as the case may be, is the corporation surviving such merger or liquidation and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

        SECTION 5.15. Restrictions on Prepayments of and Amendments to Certain Debt. (a) Except with the proceeds of the issuance by the Company of (i) shares of its common stock or (ii) refinancings thereof permitted under Section 5.08(h), the Company will not, and will not permit any of its Subsidiaries to, voluntarily repay or prepay (A) any Debt outstanding under any Note Agreement or (B) any 1994 Private Placement Debt.

        (b) The Company will not consent to any amendment of the amount or date of any required repayment or prepayment of any Debt outstanding under any Note Agreement or any 1994 Private Placement Debt except for an amendment of any such date to a date on or after the earlier of (A) the date of such required repayment or prepayment as in effect prior to such amendment and (B) the first anniversary of the Termination Date.

        SECTION 5.16. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate; provided, however, that the foregoing provisions of this Section
5.16 shall not prohibit (a) the Company from declaring or paying any lawful dividend so long as, after giving effect thereto, no Default shall have occurred and be continuing, (b) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, if such sales or purchases are made or such services are rendered in the ordinary course of business and on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate, (c) the Company or any Subsidiary from making payments of principal, interest and premium on any Debt of the Company or such Subsidiary held by an Affiliate if the terms of such Debt are substantially as favorable to the Company or such Subsidiary as the terms which could have been obtained at the time of the creation of such Debt from a lender which was not an Affiliate and (d) the Company or any Subsidiary from participating in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if the Company or such Subsidiary participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates.

        SECTION 5.17. Use of Proceeds and Letters of Credit. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes, including working capital. The Letters of Credit issued under this Agreement shall be used to support the purchase by the Company and its Subsidiaries of inventory and raw materials in the ordinary course of business. None of such proceeds or Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

        SECTION 5.18. Leverage Ratio. The Leverage Ratio will at no time during any period or on any day set forth below exceed the ratio set forth below opposite such period or day:

        Period or Day                                   Leverage Ratio
        First day of the second fiscal
          quarter of 1995 through the
          last day of such quarter                      2.25 to 1.00

        First day of the third fiscal
          quarter of 1995 through the next
          to last day of such quarter                   2.30 to 1.00

        Last day of the third fiscal
          quarter of 1995 through the
          next to last day of the fourth
          fiscal quarter of 1995                       2.25 to 1.00

        Last day of fourth fiscal quarter
          of 1995                                      1.50 to 1.00


        First day of the first fiscal
          quarter of 1996 through the last
          day of such quarter                          1.60 to 1.00

        First day of the second fiscal
          quarter of 1996 through the
          next to last day of the third
          fiscal quarter of 1996                       1.90 to 1.00

        Last day of the third fiscal
          quarter of 1996 through the
          next to last day of the fourth
          fiscal quarter of 1996                       1.80 to 1.00

        Last day of the fourth fiscal
          quarter of 1996                              1.25 to 1.00

        First day of the first fiscal
          quarter of 1997 and thereafter               1.45 to 1.00

        SECTION 5.19. Restrictive Agreements. (a) The Company will not, and will not permit any Subsidiary to, enter into any agreement after the Second Amendment Effective Date which shall further limit (i) the ability of the Company or any Subsidiary to amend or otherwise modify this Agreement or any Note, (ii) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, (iii) the ability of any Subsidiary to guarantee any obligation of the Company under this Agreement or any Note or (iv) the ability of the Company or any Subsidiary to grant any Lien on any or all of its property to secure its obligations under this Agreement, the Notes or any such guarantee; provided that (x) the agreements and instruments entered into in connection with the refinancing of any Debt of the Company or any Subsidiary outstanding on the Second Amendment Effective Date (or on the date such Subsidiary becomes a Subsidiary) may contain any such limitations that were contained in the agreements and instruments governing the Debt so refinanced and (y) it is understood that the imposition by any governmental entity of any restriction of the kind set forth in this Section shall not be deemed to be a Default under this Section.

        (b) The Company will not, and will not permit any Subsidiary to, enter, after the Second Amendment Effective Date, into any agreement (including, without limitation, any amendment or modification of, or supplement to, any outstanding agreement) with respect to any Debt of the Company or any Subsidiary that contains conditions, covenants or events of default that are more burdensome or restrictive to the Company or such Subsidiary than those contained in the Note Agreements and the Note Agreements relating to the 1994 Private Placement Debt are to the Company on the Second Amendment Effective Date.

        SECTION 5.20. Current Ratio. The ratio of Consolidated Current Assets to Consolidated Current Liabilities of the Borrower will at no time be less than 1.25 to 1.00.


                                  ARTICLE VI

                                   DEFAULTS


        SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

        (a) any principal of any Loan or any Reimbursement Obligation shall not be paid when due, or any interest, any fees or any other amount payable hereunder shall not be paid within two Domestic Business Days of the due date thereof;

        (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.15, inclusive, and 5.17, 5.18 and 5.20;

        (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

        (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

        (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligation when due or within any applicable grace period;

        (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

        (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

        (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

        (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of
Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $500,000;

        (j) a judgment or order for the payment of money in excess of $1,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of (i) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located in the United States, 10 days or (ii) in the case of a judgment or order rendered by a court, arbitrator or governmental authority located outside the United States, 30 days; or

        (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) (other than the Swartz Family) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
Act) of 50% or more of the outstanding shares of common stock of the Company or 20% or more of the voting power to elect a majority of the board of directors of the Company; or the Swartz Family shall cease to have beneficial ownership of 50% of the outstanding shares of common stock of the Company and 51% of the ordinary voting power to elect a majority of the board of directors of the Company; or during any period of twelve consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of the directors of the Company;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; provided that in the case of any of the Events of Default specified in clause
(g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

        SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks and the Issuing Bank thereof.

        SECTION 6.03. Cash Collateral. If any Event of Default specified in clause (g) or (h) of Section 6.01 with respect to the Borrower shall occur, or the Loans shall otherwise be accelerated or the Commitments terminated pursuant to Section 6.01, then without any request or the taking of any other action by the Agent, the Issuing Bank or any of the Banks, the Company shall be obligated forthwith to pay to the Issuing Bank an amount in immediately available funds equal to the then aggregate Letter of Credit Liabilities, to be held by the Issuing Bank as cash collateral as provided in Section 2.20.


                                 ARTICLE VII

                                  THE AGENT


        SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

        SECTION 7.02. Agent and Affiliates. Morgan Guaranty Trust Company of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent hereunder.

        SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

        SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates or any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile transmission, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

        SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

        SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent, the Issuing Bank or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

        SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks, the Issuing Bank and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks and without the consent of the Borrower, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

        SECTION 7.09. Agent's Fee. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                                 ARTICLE VIII

                           CHANGE IN CIRCUMSTANCES


        SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

        (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

        (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted Interbank Offered Rate, as the case may be, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended, and (ii) each outstanding CD Loan or Euro-Dollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. If the applicable Borrower shall have received such a notice from the Agent, unless the applicable Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing, and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

        SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or such Applicable Lending Office) to make, maintain or fund its Euro-Dollar Loans or Money Market LIBOR Loans to any Borrower pursuant to this Agreement and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans or to convert outstanding Loans into Euro-Dollar Loans, as the case may be, shall be suspended. Before giving any notice with respect to Euro-Dollar Loans or Money Market LIBOR Loans to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office or Money Market Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to Euro-Dollar Loans or Money Market LIBOR Loans, each Euro-Dollar Loan or, in the circumstances described in clause (b) below, Money Market LIBOR Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) in the case of Euro-Dollar Loans only, on the last day of the then current Interest Period applicable to such Euro-Dollar Loan, if such Bank may lawfully continue to maintain and fund such Loan to such day, or (b) immediately, if such Bank shall determine that it may not lawfully continue to maintain and fund such Euro-Dollar Loan or Money Market LIBOR Loan to such day.

        SECTION 8.03.  Increased Cost and Reduced Return.  (a)  If on or after
(x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of a Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall either (i) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (x) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (y) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Notes or its obligation to make Fixed Rate Loans or (ii) impose on the Issuing Bank or any Bank any other condition (including, without limitation, any assessment for federal deposit insurance) regarding any Letter of Credit, the Issuing Bank's obligation to issue any Letter of Credit or any Bank's obligation to pay the Issuing Bank its ratable share of any drawing under any Letter of Credit, and the result of any event referred to in clause
(i) or (ii) of this subsection is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

        (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

        (c) Each of the Issuing Bank and the Banks will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of the Issuing Bank or any Bank claiming compensation under this Section 8.03 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

        SECTION 8.04. Taxes. (a) Any and all payments by any Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, the Issuing Bank and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank, the Issuing Bank or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 11.01, the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes and any other excise taxes, or charges or similar levies, or any future property taxes, which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement, any Election to Participate or Election to Terminate or any Note (hereinafter referred to as "Other Taxes").

        (c) The Company agrees to indemnify each Bank, the Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank, the Issuing Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses, other than penalties, interest or expenses arising solely from such Bank's gross negligence or willful misconduct) arising therefrom or with respect thereto. This indemnification shall be made within 15 days from the date such Bank, the Issuing Bank or the Agent (as the case may be) makes demand therefor.

        (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Bank at the time such Bank first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.04(a).

        (e) For any period with respect to which a Bank has failed to provide the Company with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(a) with respect to Taxes imposed by the United States; provided that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

        (f) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Bank, is not otherwise disadvantageous to such Bank.

        SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower pursuant to this Agreement has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to its CD Loans or Euro-Dollar Loans to any Borrower and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

        (a) all Loans to such Borrower which would otherwise be made by such Bank as (or continued as or converted into) CD Loans or Euro-Dollar Loans, as the case may be, shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

                        (b) if Base Rate Loans are substituted for Fixed Rate Loans, after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

        If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan which was substituted for a Fixed Rate Loan shall be converted into a CD Loan or Euro-Dollar Loan, as the case may be, on the first day of the next succeeding Interest Period applicable to the related CD Loans or Euro-Dollar Loans of the other Banks.

                                  ARTICLE IX

                        REPRESENTATIONS AND WARRANTIES
                           OF ELIGIBLE SUBSIDIARIES


        Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof that:

        SECTION 9.01. Corporate Existence and Power. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company.

        SECTION 9.02. Corporate and Governmental Authorization; Contravention. The execution and delivery by it of its Election to Participate and its the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

        SECTION 9.03. Binding Effect. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary.

        SECTION 9.04. Taxes. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or its Notes.



                                  ARTICLE X

                                   GUARANTY


        SECTION 10.01. The Guaranty. The Company hereby unconditionally guarantees the full and punctual payment of the principal of and interest on each Note (whether at stated maturity, upon acceleration or otherwise) issued by any Eligible Subsidiary and all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

        SECTION 10.02. Guaranty Unconditional. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

        (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

        (ii) any modification or amendment of or supplement to this Agreement or any Note;

        (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

        (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

        (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

        (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

        (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, the Issuing Bank, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

        SECTION 10.03. Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

        SECTION 10.04. Waiver by the Company. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

        SECTION 10.05. Subrogation. Upon making any payment hereunder with respect to any Borrower other than the Company, the Company shall be subrogated to the rights of the payee against such Borrower with respect to such payment; provided that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement have been paid in full.

        SECTION 10.06. Stay of Acceleration. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                  ARTICLE XI

                                MISCELLANEOUS


        SECTION 11.01. Notices. Except as otherwise expressly provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower, the Issuing Bank or the Agent, at its address or telex or facsimile transmission number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address or telex or facsimile transmission number set forth in its Administrative Questionnaire or (z) in the case of any party, at such other address or telex or facsimile transmission number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by certified mail, return receipt requested, three Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Agent or the Issuing Bank under Article II or Article VIII shall not be effective until received.

        SECTION 11.02. No Waivers. No failure or delay by the Agent, the Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

        SECTION 11.03. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all direct out-of-pocket expenses (not to include in any event any indirect or overhead charges) of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement and the Notes, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all direct out-of-pocket expenses (not to include in any event any indirect or overhead charges) incurred by the Agent, the Issuing Bank and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

        (b) The Company agrees to indemnify the Agent, the Issuing Bank and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

        SECTION 11.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and its participation in any Reimbursement Obligation and interest, if any, thereon (collectively, the "Relevant Debt" of such Bank) which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to the Relevant Debt of such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Relevant Debt of the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Relevant Debt of the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or a Reimbursement Obligation, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

        SECTION 11.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Issuing Bank or the Agent are affected thereby, by the Issuing Bank or the Agent as the case may be); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation,
(ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) release the Company from all or substantially all of its obligations under Article X, or (v) change the percentage of the Commitments, the aggregate unpaid principal amount of the Loans or the aggregate Letter of Credit Liabilities or change the number of Banks which shall be required for the Banks or any of them to take any action under this
Section 11.05 or any other provision of this Agreement; and provided, further, that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

        SECTION 11.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

        (b) Any Bank may at any time, upon (except in the case of grants of participating interests in Money Market Loans only) notice to the Company and the Agent, grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers, the Issuing Bank and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Bank and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of Section 11.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section
2.19 and Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

        (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company, the Issuing Bank and the Agent; provided that (i) any such assignment must be in an amount of at least $5,000,000, (ii) if an Assignee is an affiliate of such transferor Bank, no such consent shall be required and (iii) such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent (and, in the case of any such Assignee to whom any Letter of Credit Liabilities have been assigned, the Issuing Bank) certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 8.04.

        (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

        (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02, 8.03 or 8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

        SECTION 11.07. Collateral. Each of the Banks represents to the Agent, the Issuing Bank and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

        SECTION 11.08. Confidentiality. The Agent and each Bank shall keep confidential any information provided by any Borrower and clearly identified as confidential; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants in connection with the entry into and administration of this Agreement and the extensions of credit hereunder, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) which has become publicly available without breach of any agreement among the parties hereto, (v) as necessary for the exercise of any remedy hereunder or under any Note or (vi) subject to provisions similar to those contained in this Section, to any prospective Participant or Assignee.

        SECTION 11.09. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

        SECTION 11.10. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement, taken together with the letter dated March 6, 1995 describing certain extraordinary items that may be booked after the Amendment Effective Date, constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

        SECTION 11.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                  COMPANY

                                  THE TIMBERLAND COMPANY



                                  By
                                     Title:

                                  200 Domain Drive
                                  Stratham, NH   03885
                                  Attention: Nancy A. Wels
                                  Facsimile transmission
                                    number:  603-773-1645


Commitments
                                        BANKS

                                 MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK



                                          By
                                            Title:


                                 ABN AMRO BANK N.V.



                                          By
                                            Title:



                                          By
                                            Title:


                                 THE FIRST NATIONAL BANK OF
                                          BOSTON



                                          By
                                            Title:

                                 CHEMICAL BANK



                                          By
                                            Title:



                                 THE NORTHERN TRUST COMPANY



                                          By
                                            Title:



                                 THE BANK OF NOVA SCOTIA



                                          By
                                            Title:



                                 BANK HAPOALIM B.M.



                                          By
                                            Title:



                                          By
                                            Title:




_________________

Total Commitments

$ 125,000,000
=================

                                                      AGENT

                                         MORGAN GUARANTY TRUST COMPANY OF
                                          NEW YORK, as Agent



                                          By
                                            Title:



                                          60 Wall Street
                                          New York, New York 10260-0060
                                          Attention: Blake Witherington
                                          Telex number:  177615
                                          Facsimile transmission
                                            number: (212) 648-5018


                                        ISSUING BANK

                                          THE FIRST NATIONAL BANK OF
                                            BOSTON, as Issuing Bank



                                          By
                                            Title:

                                          P.O. Box 1763
                                          Boston, Massachusetts 02105
                                          Attention: International and
                                            Banking Department
                                          Telex number:  4886527
                                          Swiftcode:  FNBBUS33
                                          Facsimile transmission
                                            number: (617) 434-5414 or
                                                          (617) 434-8360

                                                        EXHIBIT A



                                 FORM OF NOTE



                                                           New York, New York
                                                            ________ __, 199_



        For value received, [NAME OF BORROWER], a [jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of [NAME OF BANK] (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Termination Date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

        All Loans made by the Bank, the respective types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

        This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of March 14, 1995 among The Timberland Company, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

        [The Timberland Company has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.]



                                          [NAME OF BORROWER]


                                          By
                                            --------------------
                                                Title:

        LOANS AND PAYMENTS OF PRINCIPAL



                Type               Amount                Amount of
                 of                  of                  Principal      Notation
Date            Loan                Loan                  Repaid        Made By

                                                                EXHIBIT B

                     FORM OF NOTICE OF COMMITTED BORROWING

Morgan Guaranty Trust Company
  of New York, as Agent
  under the Credit Agreement referred
  to below
60 Wall Street
New York, New York  10260-0060

Attention:  Credit Administration

Re: $125,000,000 Amended and Restated Credit Agreement dated as of March 14, 1995 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement")

Ladies and Gentlemen:

        We, [name of Borrower] (the "Borrower"), refer to the Credit Agreement and hereby give notice pursuant to Section 2.02 of the Credit Agreement that we wish to make a Committed Borrowing as set forth below:

        Date of Borrowing:
                            ----------
        Aggregate Principal Amount of Borrowing:
                                                  ----------
        Type of Borrowing (choose one):
                [Base Rate]/[CD]/[Euro-Dollar]
        Initial Interest Period:
                                  ----------

Dated:  _____________, 199_

                                                Very truly yours,

                                                [BORROWER]


                                                By: ________________________
                                                    Title:

                                                        EXHIBIT C


                  FORM OF INVITATION FOR MONEY MARKET QUOTES


To:             [Name of Bank]

From:   [Name of Borrower] (the "Borrower")

Re: $125,000,000 Amended and Restated Credit Agreement dated as of
    March 14, 1995 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent (the "Credit Agreement")


        Pursuant to Section 2.03 of the Credit Agreement we are pleased to invite you to submit Money Market Quotes to us for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                           Interest Period


$


        Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Interbank Offered Rate.]****

        Please respond to this invitation by no later than [2:00 P.M.]**** [9:15 A.M.]***** (New York City time) on [date].


                                                [NAME OF BORROWER]


                                                By _____________________
                                                   Authorized Officer

                                                                EXHIBIT D


                          FORM OF MONEY MARKET QUOTE

To:             [Name of Borrower] (the "Borrower")

Re:             Money Market Quote to the Borrower

        In response to your invitation dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.      Quoting Bank:  ________________________________

2.      Person to contact at Quoting Bank:

        _____________________________

3.      Date of Borrowing: ____________________

        4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal         Interest                 Money Market
 Amount            Period       [Margin][Absolute Rate]
$

$


        [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**


        We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of March 14, 1995 among The Timberland Company, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                                Very truly yours,

                                                [NAME OF BANK]


Dated: ______________                           By: ________________________
                                                    Authorized Officer

                                                                EXHIBIT E




                                  OPINION OF
                            COUNSEL FOR THE COMPANY




                                                                [Closing Date]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:


        This opinion is being furnished to you pursuant to Section 3.01(c) of the Amended and Restated Credit Agreement dated as of March 14, 1995 (the "Credit Agreement") among The Timberland Company, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent, in connection with the closing held this day under the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

        We have acted as counsel to the Company in connection with the Credit Agreement and the transactions contemplated thereby and as such are familiar with the proceedings taken by the Company in connection therewith. Please be advised, however, that, although we represent the Company on a regular basis, the scope of our representation does not include, and, except as specified herein, we have not undertaken, any special factual investigation into the business, properties, agreements or affairs of the Company and its Subsidiaries for purposes of rendering the opinions expressed in paragraphs 9, 10 and 11 below.

        We have participated in the preparation of the Credit Agreement and have examined copies, executed by the Company, of the Credit Agreement and each of the Notes delivered to the Banks on the date hereof.

        We have also examined such certificates, documents and records, and have made such examination of law, as we have deemed necessary to enable us to render the opinions expressed below. In addition, we have examined and relied upon representations and warranties contained in the Credit Agreement and in certificates delivered to you in connection therewith as to matters of fact (other than facts constituting conclusions of law) and upon the covenants contained in the Credit Agreement as to the application of the proceeds of the loans made pursuant thereto.

        The opinion expressed in clause (c) of paragraph 11 below assumes, without investigation, that the transactions contemplated by the Credit Agreement will not result in a violation of financial ratios which are contained in covenants.

        We call your attention to the fact that the Credit Agreement and the Notes provide that they are to be governed by and construed in accordance with the internal laws of the State of New York and we understand that you are relying on the advice of your own counsel with respect to all matters of New York law. We are of the opinion that a Massachusetts court or a federal court sitting in Massachusetts would, under conflict of laws principles observed by the courts of Massachusetts, give effect to such provision. For purposes of rendering the opinions expressed in paragraphs 6 and 8 below, we have assumed that the Credit Agreement and each Note provides that it is to be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts.

        The opinions expressed below are limited to matters governed by the laws of The Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States. With respect to the opinions expressed in paragraphs 2 and 4 below concerning (i) the qualification and good standing of the Company as a foreign corporation under the laws of New Hampshire and Tennessee and (ii) the qualification and good standing of The Outdoor Footwear Company, a Delaware corporation ("TOFC"), as a foreign corporation under the laws of Puerto Rico, such opinions are based solely upon certificates from officials of such jurisdictions, copies of which have been furnished to you.

        Based on the foregoing, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for the execution, delivery and performance of the Credit Agreement and the Notes and for carrying on the business now conducted by it.

        2. The Company is duly qualified to do business as a foreign corporation under the laws of New Hampshire and Tennessee.

        3. TOFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with corporate powers adequate for carrying on the business now conducted by it.

        4. TOFC is duly qualified to do business as a foreign corporation under the laws of Puerto Rico.

        5. The Credit Agreement has been duly authorized, executed and delivered by the Company.

        6. Subject to the qualifications stated in the penultimate paragraph hereof, the Credit Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

        7. The Notes being delivered to the Banks today have been duly authorized, executed and delivered by the Company.

        8. Subject to the qualifications stated in the penultimate paragraph hereof, the Notes being delivered to the Banks today constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with the terms thereof.

        9. The execution and delivery of the Credit Agreement do not, and the performance by the Company of the terms thereof applicable to it will not, result in any violation of, or be in conflict with, constitute a default under or result in the creation of a lien under, any term or provision of: (a) its charter or bylaws, (b) any presently existing federal or Massachusetts law, statute or governmental regulation or the General Corporation Law of the State of Delaware, or (c) any agreement, indenture or other instrument listed in paragraph (4) of Exhibit A hereto.

        10. Under existing provisions of law, no approval of, or authorization or other action by, or filing with, any federal or Massachusetts governmental authority, and no approval, authorization or other action or filing under the General Corporation Law of the State of Delaware, is required to be obtained or made by the Company in connection with the execution, delivery or performance of the Credit Agreement or the Notes, except for such filings as do not affect the validity or enforceability of the Credit Agreement and the Notes.

        11. To the best of our knowledge after having made due inquiry of officers of the Company, but without having investigated any governmental records or court dockets, there is no governmental action or proceeding and no litigation pending against the Company or any of its Subsidiaries which places in question the validity or enforceability of the Credit Agreement or the Notes.

        We call your attention to the fact that John E. Beard is the Secretary of the Company. Our opinions expressed herein do not include matters which may have come to the attention of John E. Beard in that capacity and which have not been referred to us for substantive legal advice.

        Our opinions that the Credit Agreement and the Notes being delivered to the Banks today are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms are subject to
(i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or at law. Such opinions are also subject to the following qualifications:

        (a) the enforceability of the provisions of the Credit Agreement providing for indemnification may be affected by public policy considerations or court decisions which may limit the right of the indemnified party to obtain indemnification;

        (b) we express no opinion as to the enforceability of any provision of the Credit Agreement which purports to grant the right of setoff to a purchaser of a participation in the obligations of the Company under the Credit Agreement and the Notes from a bank party to the Credit Agreement; and

        (c) we express no opinion as to the enforceability of any provision of the Credit Agreement to the extent it requires the Company to indemnify any of you or any other party against loss in obtaining the currency due under the Credit Agreement from a court judgment, order, award or decision in another currency.

        In addition, we call your attention to the fact that certain waivers contained in the Credit Agreement may be unenforceable in whole or in part by reason of certain laws or judicial decisions; however, the inclusion of such waivers in the Credit Agreement does not affect the validity of any of the other provisions of the Credit Agreement.

        The foregoing opinion is solely for your benefit and may not be relied on by any other person.


                                                           Very truly yours,

                                                             EXHIBIT F




                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                 FOR THE AGENT




                                                    [Closing Date]


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

        We have participated in the preparation of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 14, 1995 among The Timberland Company, a Delaware corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, we are of the opinion that:

        1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

        2. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company, in each case enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally and equitable principles of general applicability.

        We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

        This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                            Very truly yours,

                                                        EXHIBIT G


                        FORM OF ELECTION TO PARTICIPATE


                                                                   , 19


MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
  for the Banks named in the Amended
  and Restated Credit Agreement dated
  as of March 14, 1995 among The Timberland Company, such Banks and such Agent (the "Credit Agreement")

Ladies and Gentlemen:

        Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

        The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article IX of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.09 thereof, as if the undersigned were a signatory party thereto.

        [Tax disclosure pursuant to Section 9.04]

        The address to which all notices to the undersigned under the Credit
Agreement should be directed is:                           .  This instrument
shall be construed in accordance with and governed by the laws of the State of New York.

                                        Very truly yours,

                                        [NAME OF ELIGIBLE SUBSIDIARY]


                                        By
                                           ---------------------------------
                                           Title:


        The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.


                                        THE TIMBERLAND COMPANY


                                        By
                                           ---------------------------------
                                           Title:


        Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Agent


                                        By
                                           ---------------------------------
                                           Title:

                                                                EXHIBIT H



                         FORM OF ELECTION TO TERMINATE



                                                                   , 19



MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent
  for the Banks named in the Amended
  and Restated Credit Agreement dated
  as of March 14, 1995 among The Timberland Company, such Banks and such Agent (the "Credit Agreement")

Ladies and Gentlemen:

        Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

        The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

        This instrument shall be construed in accordance with and governed by the laws of the State of New York.


                                                Very truly yours,

                                                [NAME OF ELIGIBLE SUBSIDIARY]



                                                By
                                                  ----------------------------
                                                  Title:


        The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                                THE TIMBERLAND COMPANY



                                                By
                                                  ----------------------------
                                                  Title:


        Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                                                MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK, as Agent



                                                By
                                                  ----------------------------
                                                  Title:

                                                                EXHIBIT I


                                  OPINION OF
                           COUNSEL FOR THE BORROWER
                     (BORROWINGS BY ELIGIBLE SUBSIDIARIES)





                                                        [Dated as provided in
                                                          Section 3.04 of the
                                                          Credit Agreement]



To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
9 West 57th Street
New York, New York  10019

Ladies and Gentlemen:

        I am counsel to [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Borrower"), and give this opinion pursuant to
Section 3.04(b) of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of March 14, 1995 among The Timberland Company (the "Company"), the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

        I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

        Upon the basis of the foregoing, I am of the opinion that:

        1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary of the Company.

        2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or the Borrower or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

        3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

        4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                                                Very truly yours,

                                                        EXHIBIT J



                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT



        AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), THE TIMBERLAND COMPANY (the "Company") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H


        WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of March 14, 1995 among the Company, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

        WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans and participate in Letters of Credit in an aggregate amount at any time outstanding not to exceed $__________;

        WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

        WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans and participations in outstanding Letters of Credit, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

        SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof and the assumption by the Assignee of a corresponding portion of the Assignor's participation in Letters of Credit outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company, the Issuing Bank and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

        SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds an amount heretofore agreed between them. It is understood that facility fees with respect to the Assigned Amount accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

        SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company, the Issuing Bank and the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by the Company, the Issuing Bank and the Agent is evidence of this consent. Pursuant to Section 11.06(c) the Company agrees to execute and deliver a Note, and to cause each Eligible Subsidiary, if any, to execute and deliver a Note, payable to the order of the Assignee to evidence the assignment and assumption provided for herein.



        SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

        SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                [ASSIGNOR]

                                                By
                                                  ----------------------------
                                                  Title:



                                                [ASSIGNEE]


                                                By
                                                  ----------------------------
                                                  Title:



                                                THE TIMBERLAND COMPANY


                                                By
                                                  ----------------------------
                                                  Title:



                                                MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK, as Agent


                                                By
                                                  ----------------------------
                                                  Title:


                                                THE FIRST NATIONAL BANK OF
                                                BOSTON, as Issuing Bank


                                                By
                                                  ----------------------------
                                                  Title: